Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT AND INVESTMENT DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND INVESTMENT DOCUMENTS (this “Agreement”) dated as of May 25, 2017 (the “Effective Date”) is entered into among VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”), VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA” and together with Venus Canada, each a “Borrower” and collectively, the “Borrowers”), VENUS CONCEPT LTD., an Israeli corporation (the “Parent”), the Lenders party hereto and MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of October 11, 2016 (as amended or modified from time to time, the “Credit Agreement”); and WHEREAS, Visium Healthcare Partners, LP has changed its name to Madryn Health Partners, LP and Visium Healthcare Partners (Cayman Master) Fund, LP, a Lender, has changed its name to Madryn Health Partners (Cayman Master), LP;

WHEREAS, the Loan Parties and the Lenders desire to amend the Credit Agreement and the other Investment Documents to modify certain provisions thereof;

WHEREAS, the Loan Parties have delivered to the Administrative Agent an officer’s certificate with copies of documents evidencing a revolving credit facility with City National Bank of Florida which the Loan Parties wish to treat as Permitted Senior Revolving Credit Indebtedness and which documents will serve as Permitted Senior Revolving Credit Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) All references to “Visium Healthcare Partners, LP” in the Investment Documents are hereby replaced with “Madryn Health Partners, LP”.

(b) All references to “Visium Healthcare Partners (Cayman Master) Fund, LP” in the Investment Documents are hereby replaced with “Madryn Health Partners (Cayman Master), LP”.

(c) All references to the address of the Administrative Agent or the Lenders in the Investment Documents are hereby replaced with the following:

c/o Madryn Asset Management, LP

Attention: John Ricciardi

140 E. 45th Street, 15th Floor, Suite B

New York, NY 10017

Electronic Mail: jricciardi@madrynlp.com

Telephone: +1 (646) 560-5493

(d) The definition of “Qualifying Control Agreement” is hereby amended to provide that the following constitute a “Qualifying Control Agreement”: an Intercreditor Agreement (as defined in 8.03(g)) to the extent that the parties thereto designate such agreement as a “Qualifying Control Agreement”.

(e) The definition of “Restricted” is hereby amended by adding the following text immediately before the period at the end thereof “and other than in favor of the Permitted Senior Revolving Credit Lender”.

(f) Section 7.01(b) of the Credit Agreement is amended to delete the term “and consolidating” and add the term “and (upon request) consolidating”.

(g) Section 7.02(b) of the Credit Agreement is amended to delete the term “February 15th” and replacing it with “March 15th”.

(h) Section 7.19(a) of the Credit Agreement is hereby amended by replacing “Within ninety (90) days of the Funding Date” with “On or before June 30, 2017”.

(i) Section 7.19(c)(ii) of the Credit Agreement is hereby amended by replacing “within thirty (30) days of the Funding Date” with “on or before June 30, 2017”, and by adding the following text before the period at the end of Section 7.19(c): “; provided that the Borrower shall only be required to use commercially reasonable efforts to obtain a Qualifying Control Agreement for the accounts listed on Part C of Schedule 7.10”

(j) Schedule 7.19 of the Credit Agreement is amended to remove the locations at Hiatus Road in Sunrise, Florida from Part A.

(k) Section 8.03(g) of the Credit Agreement is hereby amended by deleting the existing provision and replacing such subsection with the following language:

(g) Permitted Senior Revolving Credit Indebtedness in an aggregate principal amount not to exceed (X) until August 1, 2017, $5,000,000.00, and (Y) thereafter, the lesser of (i) $5,000,000 and (ii) the sum of (A) eighty-five percent (85%) of eligible accounts of the Loan Parties (as determined by the Permitted Senior Revolving Credit Documents), on a consolidated basis, and the proceeds thereof plus (B) fifty percent (50%) of the eligible inventory of the Loan Parties (as determined by the Permitted Senior Revolving Credit Documents), on a consolidated basis, and the proceeds thereof, at any one time outstanding pursuant to a revolving credit facility; provided, that, (x) no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to the execution and delivery of the Permitted Senior Revolving Credit

Documents and (y) prior to the incurrence of such Indebtedness, (i) the Administrative Agent, the Loan Parties and the Permitted Senior Revolving Credit Lender shall have entered into an intercreditor agreement reasonably satisfactory to the Administrative Agent (as amended from time to time, the “Intercreditor Agreement”) pursuant to which (A) the Permitted Senior Revolving Credit Lender shall be granted a first priority security interest only in the accounts and inventory of the Borrowers and proceeds thereof (collectively, the “Permitted Senior Revolving Credit Priority Collateral”), (B) the Administrative Agent, on behalf of the Secured Parties, shall be granted a second priority security interest in the Permitted Senior Revolving Credit Priority Collateral, (C) the Administrative Agent, on behalf of the Secured Parties, shall maintain its first priority security interest in all other assets of the Loan Parties (other than Excluded Property) and (D) the Permitted Senior Revolving Credit Lender may be granted a perfected security interest in any other in any property of the Loan Parties, provided that the Permitted Senior Revolving Credit Lender’s liens and security interests in such property (other than the Permitted Senior Revolving Credit Priority Collateral) shall be subordinate to the liens and security interests of the Administrative Agent in manner satisfactory to the Administrative Agent and (ii) the Administrative Agent and the Loan Parties shall have entered into amendments, in each case in form and substance reasonably satisfactory to the Administrative Agent, to this Agreement and such other Loan Documents as required to, among other things, include in the Loan Documents such additional representations, warranties, covenants and defaults as are included in the Permitted Senior Revolving Credit Documents (but not included in the Loan Documents at such time);

(l) Section 8.06(a) of the Credit Agreement is hereby amended by deleting the existing provision and replacing such subsection with the following language:

(a) So long as no Event of Default has occurred and is continuing, each Subsidiary may make Restricted Payments to the Parent and to any Subsidiary that owns Equity Interests of such Subsidiary (and, in the case of a Restricted Payment by a Subsidiary that is not a Wholly Owned Subsidiary, to the Parent, any such other Subsidiary and each other owner of Equity Interests of such Subsidiary on a ratable basis based on their relative ownership interests); provided, that, any such Restricted Payments (other than any Excluded Restricted Payments) may only be made with the portion of the Available Funding Amount that the Parent and its Subsidiaries elect to apply to such Restricted Payments;

(m) Schedule 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

2. Waiver.

Subject to the terms and conditions set forth herein, the Administrative Agent waives the Defaults and Events of Default set forth on Exhibit A to this Agreement (collectively, the “Existing Events of Default”). It is acknowledged and agreed that this waiver is a one-time waiver limited exclusively to the Existing Events of Default through the date of this Agreement and shall not be construed to be a waiver of, or in any way obligate the Administrative Agent to waive, any other Default or Event of Default that may have occurred or that may occur after the date hereof.

3. Conditions Precedent.

This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Loan Parties, the Required Lenders and the Administrative Agent;

(b) receipt by counsel to the Administrative Agent of the B Warrants, duly executed and issued by the Parent, together with such documents of the type as are required under Section 5.02(f) of the Credit Agreement as the Administrative Agent shall reasonably require in connection therewith and favorable opinions of counsel to the Parent in the form agreed to in the Warrant Issuance Agreement; and

(c) receipt by Moore & Van Allen PLLC, counsel to the Administrative Agent, of all its fees and expenses unpaid to date and owing pursuant to the terms of the Investment Documents.

4. Conditions Subsequent.

Borrowers agree that they will deliver, or will cause the following to be delivered, to the Administrative Agent:

(a) On or before June 19, 2017, the financial statements and Compliance Certificate that (but for the waiver in Section 2 above) would have been required under Sections 7.01(a) and 7.02(a) of the Credit Agreement for the period ending December 31, 2016;

(b) On or before June 19, 2017, the 2017 annual business plan and budget that (but for the waiver in Section 2 above) would have been required under Section 7.02(b) of the Credit Agreement;

(c) On or before June 30, 2017, Bank statements for the months of January 2017—May 2017 that (but for the waiver in Section 2 above) would have been required under Section 7.02(h) of the Credit Agreement;

(d) On or before May 31, 2017, the report that (but for the waiver in Section 2 above) would have been required to be delivered pursuant to Section 7.01(k) for the period ending March 31, 2017; and

(e) (i) On or before June 30, 2017, a fully executed Collateral Access Agreement for the Borrower’s new location in Weston, Florida (provided that the Borrower shall only be required to use commercially reasonable efforts to obtain such Collateral Access Agreement), and (ii) on or before June 30, 2017, endorsements required pursuant to Section 7.19(a)(ii) of the Credit Agreement.

5. Amendment Fee.

In consideration of the waivers and amendments set forth in this Agreement, the Lenders, the Parent and the Borrowers agree that, upon the closing of the issuance of Series C Preferred shares (the “Series C Preferred”) by the Parent, (a) the exercise price of the A Warrants and B Warrants will be modified to equal the lesser of the current exercise price of the A Warrants and B Warrants and the per share price paid by the purchasers of Series C Preferred, (b) the Articles of Association of the Parent will be modified to reflect the revised exercise price of the A and B Warrants, (c) the Parent will issue to the Lenders (on a pro rata basis) warrants to purchase 12,000 shares of Series C Preferred at a per share price equal to the per share price paid by the purchasers of Series C Preferred, and (d) the Warrant Issuance Agreement will be amended to provide rights for the Series C Preferred Warrants corresponding to those set forth in the Warrant Issuance Agreement that are now applicable to the A Warrants and B Warrants.

6. Release.

As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Loan Parties hereby agree that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents on or prior to the date hereof.

(b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Loan Parties are the sole owner of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

7. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, except as expressly modified by this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) The Loan Parties hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(c) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Investment Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g) For purposes of “Permitted Senior Revolving Credit Indebtedness” City National Bank of Florida, and its permitted agents, successors and assigns under the Intercreditor Agreement, is approved as a Permitted Senior Revolving Credit Lender pursuant to clause (b) of such definition.

(h) The execution and delivery of this Agreement satisfies the requirements of clause (y)(ii) of the definition of Permitted Senior Revolving Credit Indebtedness with respect to the revolving credit facility provided by City National Bank of Florida entered into substantially contemporaneously with this Agreement.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS

VENUS CONCEPT CANADA CORP.,
an Ontario corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

VENUS CONCEPT USA INC
a Delaware corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

PARENT:

VENUS CONCEPT LTD.,
an Israeli corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

MADRYN HEALTH PARTNERS. LP, a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member

LENDERS:

MADRYN HEALTH PARTNERS, LP. a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER) LP

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Avi Amin

Name:	Avi Amin
Title:	Member